UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010
REGENT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29079	31-1492857

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 651-1190
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 1, 2010, Regent Communication, Inc. (the “Company”) and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). Additionally, on March 1, 2010, the Debtors filed the Joint Plan of Reorganization of Regent Communications, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as amended and supplemented, the “Plan”) and the related Disclosure Statement (as amended and supplemented, the “Disclosure Statement”) with the Bankruptcy Court. On April 12, 2010, the Bankruptcy Court entered an Order Confirming the First Amended Joint Plan of Reorganization of Regent Communications, Inc. and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order.
On April 27, 2010 (the “Effective Date”), the Debtors consummated the reorganization contemplated by the Plan and emerged from Chapter 11 bankruptcy proceedings. On the Effective Date, the Company entered into a number of related transactions and agreements pursuant to the Plan and the Confirmation Order, which included, among others, the resignation of five members of the Company’s Board of Directors and the appointment of four new directors to serve on the board.
Departing Directors
As of the Effective Date, pursuant to the Plan and the Confirmation Order, the following directors departed the Board: John F. DeLorenzo, John J. Ahn, Timothy M. Mooney, John H. Wyant and Andrew L. Lewis, IV.
Continuing and Newly Appointed Directors
Mr. William L. Stakelin will continue to serve on the Company’s Board of Directors. In addition, as of the Effective Date, pursuant to the Plan and the Confirmation Order, the following directors were appointed to the Board:
Stephen Kaplan is the head of the Principal Group at Oaktree Capital Management L.P. (“Oaktree”). He joined Oaktree in 1995, having previously served as a Managing Director of TCW and portfolio manager of TCW Special Credits Fund V — The Principal Fund. Prior to joining TCW in 1993, Mr. Kaplan was a partner with the law firm of Gibson, Dunn & Crutcher and responsible for that firm’s East Coast bankruptcy and workout practice. During his career as an attorney, Mr. Kaplan specialized in transactions involving the purchase and sale of companies undergoing financial restructurings. Mr. Kaplan graduated with a B.S. degree in Political Science summa cum laude from the State University of New York at Stony Brook and a J.D. from the New York University School of Law.
B. James Ford currently serves as a Managing Director at Oaktree. Mr. Ford joined Oaktree in 1996 following graduation from the Stanford Graduate School of Business. Prior thereto, Mr. Ford served as a consultant at McKinsey & Co. and a financial analyst in the Investment Banking Department of PaineWebber Incorporated. Previously, he was an acquisitions analyst for National Partnership Investments Corp., a real estate investment firm. In addition to an M.B.A. from Stanford, Mr. Ford received a B.A. degree in Economics from the University of California at Los Angeles.
Andrew Salter currently serves as Senior Vice President of Oaktree. Prior to joining Oaktree in 2001, Mr. Salter was Director of Business Development at RiverOne Inc., a software company, where he worked primarily on acquisition strategy, fundraising and product development. Prior thereto, he was an Investment Banking Analyst at Donaldson, Lufkin and Jenrette. Mr. Salter received a B.A. degree in Economics from Stanford University.
David Quick currently serves as Vice President of Oaktree. Prior to joining Oaktree in 2004, Mr. Quick spent two years as an Analyst at UBS Investment Bank in Los Angeles, gaining experience in mergers and acquisitions, leveraged buyouts, initial public offerings and debt financings. Prior experience includes internships at Johnson Control, Inc. and Paine Webber, Inc. Mr. Quick received a B.B.A. degree with distinction with an emphasis in Finance and Accounting from the School of Business Administration at the University of Michigan.

Director Compensation
In accordance with the Plan, immediately following the effectiveness of the Plan and issuance of the new common stock of the reorganized Company (the “New Common Stock”) in accordance with the Plan and Confirmation Order, each holder of such New Common Stock was deemed to automatically contribute such New Common Stock to Regent Holdings LLC (“Holdings”) in exchange for the issuance by Holdings to each such holder’s pro rata share of the common units of Holdings. As a result of this transaction Holdings will become the sole stockholder of the Company.
Until such time as the new directors establish a new director compensation plan, Holdings will pay all reimbursable out-of-pocket costs and expenses incurred by each member of the new board incurred in the course of their service, including in connection with attending regular and special meetings of the new board, any board of managers or board of directors of Holdings or any of the Company’s subsidiaries and/or any of their respective committees. It is anticipated that the directors will not receive any compensation for serving in such capacity, except for any additional directors appointed to the new board, the compensation of which will be subject to the approval of the holder(s) in accordance with the terms of the limited liability company agreement of Holdings.
Transactions with Directors
Messrs. Kaplan, Ford, Salter and Quick, each a newly-appointed director, is related to Oaktree as described above. Pursuant to the Plan and on the Effective Date, Oaktree and funds controlled by it were issued New Common Stock in exchange for their First Lien Debt Claims, which were automatically converted into common units of Holdings.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.
As of the Effective Date, pursuant to the Plan and the Confirmation Order, the Certificate of Incorporation of the Company and the By-Laws of the Company were amended and restated.
The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Section 8	Other Events

Item 8.01	Other Events.
On April 27, 2010 the Company issued a press release announcing its emergence from bankruptcy. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Regent Communications, Inc.
3.2	Amended and Restated By-Laws of Regent Communications, Inc.
99.1	Press Release, dated April 27, 2010
Forward Looking Statements
This Current Report on Form 8-K includes certain forward-looking statements with respect to Regent Communications, Inc. for which it claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although Regent believes expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; increased competition from emerging technologies; fluctuations in the cost of operating radio properties; the Company’s ability to manage growth; the Company’s ability to effectively integrate its acquisitions; potential costs relating to stockholder demands; changes in the regulatory climate affecting radio broadcast companies; cancellations, disruptions or postponement of advertising schedules in response to national or world events; and the Company’s ability to regain and maintain compliance with the terms of its credit facilities or to refinance or restructure such obligations. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos,
Executive Vice President and Chief Financial Officer